UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2014

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.

South San Francisco, California 94080

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2014, Exelixis, Inc. (the “Company”) entered into a Third Amendment (the “Amendment”) to the Note Purchase Agreement, dated as of June 2, 2010 (the “Note Purchase Agreement”), by and among the Company, Deerfield Private Design Fund, L.P. (“DPDF”) and Deerfield Private Design International, L.P. (“DPDI”) to provide the Company with an option to extend to July 1, 2018 from July 1, 2015 the maturity date of the indebtedness incurred by the Company under the Note Purchase Agreement. The Company is under no obligation to exercise the extension option.

Under the terms of the extension option, the Company has the right to require Deerfield Partners, L.P. and Deerfield International Master Fund, L.P. (collectively, the “New Deerfield Purchasers,” and together with DPDF and DPDI, “Deerfield”) to acquire $100 million principal amount of the secured convertible notes issued under the Note Purchase Agreement (the “Notes”) and extend the maturity date thereof to July 1, 2018 from July 1, 2015. In order to exercise the extension option, the Company must provide a notice of exercise to Deerfield prior to March 31, 2015. In connection with the Amendment, on January 22, 2014 the Company issued to the New Deerfield Purchasers two-year warrants (the “Warrants”) to purchase an aggregate of 1,000,000 shares of the Company’s common stock (the “Common Stock”) at an exercise price of $9.70 per share.

Amendments to Notes

If the Company exercises the extension option under the Amendment, the Notes would mature on July 1, 2018 and bear interest on and after July 2, 2015 at the rate of 7.5% per annum to be paid in cash, quarterly in arrears, and 7.5% per annum to be paid in kind, quarterly in arrears, for a total interest rate of fifteen percent (15%) per annum.

The Amendment provides that the Company’s existing obligation to make annual mandatory prepayments equal to 15% of certain revenues (the “Development/Commercialization Revenue”) from collaborative agreements, licenses, joint ventures, partnerships or other collaborative arrangements (“Development/Commercialization Agreements”) received by the Company during the prior fiscal year will apply in each of 2016, 2017 and 2018 if the Company exercises the extension option under the Amendment. However, the Company will only be obligated to make any such annual mandatory prepayment after exercise of the extension option if the New Deerfield Purchasers provide notice to the Company of their election to receive the prepayment. Mandatory prepayments relating to Development/Commercialization Revenue will continue to be subject to a maximum annual prepayment amount of $27.5 million. The definition of “Development/Commercialization Revenue” was amended to expressly exclude any sale or distribution of drug or pharmaceutical products in the ordinary course of the Company’s business, and any proceeds from any Intellectual Property Sales (as further described below).

As a result of the Amendment, the Company is required to notify the applicable Deerfield entities of certain sales, assignments, grants of exclusive licenses or other transfers of the Company’s intellectual property pursuant to which the Company transfers all or substantially all of its legal or economic interests (as defined in the Amendment, “Intellectual Property Sale”) and such Deerfield entities may elect to require the Company to prepay the principal amount of the Notes in an amount equal to (i) 100% of the cash proceeds of any Intellectual Property Sale relating to cabozantinib and (ii) 50% of the cash proceeds of any other Intellectual Property Sale.

The Amendment provides that the Company may voluntarily prepay the principal amount of the Notes as follows (the amount at which the Company repays in each case below is referred to as the “Prepayment Price”):

•	Prior to July 1, 2015: The Company may prepay all of the principal amount of the Notes at any time at a prepayment price equal to the outstanding principal amount, plus accrued and unpaid interest through the date of such prepayment, plus all interest that would have accrued on the principal amount of the Notes between the date of such prepayment and the applicable maturity date of the Notes if the outstanding principal amount of the Notes as of such prepayment date had remained outstanding through the applicable maturity date, plus all other accrued and unpaid obligations; and

•

If the Company exercises the extension option under the Amendment: The Company may prepay all of the principal amount of the Notes at a prepayment price equal to 105% of the outstanding principal amount of the Notes, plus all accrued and unpaid interest through the date of such prepayment, plus, if prior to July 1, 2017, all interest that would have accrued on the principal amount of the Notes between the date of such prepayment and July 1, 2017, if the outstanding principal amount of the Notes as of such prepayment date had remained outstanding through July 1, 2017, plus all other accrued and unpaid obligations.

Subject to limitations set forth in the Note Purchase Agreement, the Company will continue to have the right to convert all or a portion of the Notes into, or satisfy all or any portion of the Prepayment Price or mandatory prepayment amounts by delivering, freely tradeable shares of the Common Stock. Additionally, in lieu of making any payment of accrued and unpaid interest in respect of the Notes in cash, subject to limitations set forth in the Note Purchase Agreement, the Company may elect to satisfy any such payment by the issuance of freely tradable shares of the Common Stock, as further described in the Company’s Current Report filed on Form 8-K on June 3, 2010, and subject to a cap on the number of shares of Common Stock issuable equal to 33,889,596 shares following the exercise of the extension option and the extension of the maturity date for the Notes.

The description of the Amendment and the Notes in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and the Note Purchase Agreement, a copy of which was included as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2010, as well as the prior amendments to the Note Purchase Agreement, copies of which were filed as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2012 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2013.

Warrants

The Warrants have an exercise price of $9.70 per share. If the Company exercises the extension option under the Amendment, the exercise price will be reset to the lower of (x) the existing exercise price and (y) 120% of the volume weighted average price of the Common Stock for the ten trading days immediately following the date of such extension election. The Warrants are exercisable for a term of two years, subject to a two year extension if the Company exercises its extension option under the Amendment, and contain certain limitations that prevent the holder of the Warrants from acquiring shares upon exercise of a Warrant that would result in the number of shares beneficially owned by the holder to exceed 9.98% of the total number of shares of Common Stock then issued and outstanding. The number of shares for which the Warrants are exercisable and the associated exercise prices are subject to certain adjustments as set forth in the Warrants. In addition, upon certain changes in control of the Company, to the extent the Warrants are not assumed by the acquiring entity, or upon certain defaults under the Warrants, the holder has the right to net exercise the Warrants for shares of Common Stock, or, in certain circumstances, be paid an amount in cash, equal to the Black-Scholes value of the Warrants.

In connection with the issuance of the Warrants, the Company entered into a Registration Rights Agreement, dated as of January 22, 2014, pursuant to which the Company has agreed to file, no later than February 21, 2014, a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”).

The description of the Warrants and the Registration Rights Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the form of Warrant and the Registration Rights Agreement, copies of which are included as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated by reference into this Item 3.02. The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of the Warrants and expects to rely on such exemption for any issuance of Warrant Shares. The Warrants and the Warrant Shares have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

4.2	Registration Rights Agreement, dated as of January 22, 2014, by and among Exelixis, Inc., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P.

10.1	Third Amendment, dated as of January 22, 2014, to Note Purchase Agreement, dated as of June 2, 2010, by and among Exelixis, Inc., Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P.

10.2	Form of Note (included in Exhibit 10.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2014	EXELIXIS, INC.

/s/ James B. Bucher
James B. Bucher
Vice President, Corporate Legal Affairs and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant

4.2	Registration Rights Agreement, dated as of January 22, 2014, by and among Exelixis, Inc., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P.

10.1	Third Amendment, dated as of January 22, 2014, to Note Purchase Agreement, dated as of June 2, 2010, by and among Exelixis, Inc., Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P.

10.2	Form of Note (included in Exhibit 10.1)